Exhibit 1

JOINT FILING STATEMENT

Pursuant to Rule 13d-1(k)(1), we, the undersigned hereby express our agreement that the Schedule 13D for ATS Corporation is filed on behalf of each of us. This agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

Dated: November 23, 2010	CARL MARKS & CO. INC.

	By:	/s/ Mark L. Claster
Mark L. Claster, President

BIC PARTNERS

	By:	/s/ Mark L. Claster
		Name:	Mark L. Claster
		Title:	General Partner

/s/ Andrew M. Boas
ANDREW M. BOAS

SUSAN CLASTER GRANTOR TRUST

	By:	/s/ Mark L. Claster
		Name:	Mark L. Claster
		Title:	Trustee

/s/ Carol A. Boas
CAROL A. BOAS

KATHERINE BOAS TRUST OF 2001

	By:	/s/ Richard S. Boas
		Name:	Richard S. Boas
		Title:	Trustee

BENJAMIN W. BOAS GRANTOR 2006 TRUST

By:	/s/ Richard S. Boas
	Name:	Richard S. Boas
	Title:	Trustee

ESTHER E. BOAS TRUST

By:	/s/ Richard S. Boas
	Name:	Richard S. Boas
	Title:	Trustee

HALLIE BOAS TRUST OF 2007

By:	/s/ Andrew M. Boas
	Name:	Andrew M. Boas
	Title:	Trustee

REBECCA BOAS TRUST OF 2008

By:	/s/ Andrew M. Boas
	Name:	Andrew M. Boas
	Title:	Trustee

JESSIE RACHEL BOAS TRUST OF 2008

By:	/s/ Andrew M. Boas
	Name:	Andrew M. Boas
	Title:	Trustee

SAMUEL ROBERT BOAS TRUST OF 2008

By:	/s/ Andrew M. Boas
	Name:	Andrew M. Boas
	Title:	Trustee

DANIEL C. CLASTER GRANTOR TRUST

By:	/s/ Mark L. Claster
	Name:	Mark L. Claster
	Title:	Trustee

MATTHEW L. CLASTER TRUST 2008

By:	/s/ Mark L. Claster
	Name:	Mark L. Claster
	Title:	Trustee

BARI CLASTER TRUST

By:	/s/ Mark L. Claster
	Name:	Mark L. Claster
	Title:	Trustee

/s/ Carolyn G. Marks
CAROLYN G. MARKS

/s/ Linda Katz
LINDA KATZ

/s/ Constance A. Marks
CONSTANCE A. MARKS

/s/ Nancy A. Marks
NANCY A. MARKS